As filed with the Securities and Exchange Commission on March 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Lane Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	27-2859071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.75% Notes due 2031	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-225462

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

This Form 8-A is being filed in connection with Oxford Lane Capital Corp.’s, a Maryland corporation (the “Registrant”), offering of its 6.75% Notes due 2031 (the “Notes”). The Notes are expected to be listed on the NASDAQ Global Select Market and to trade thereon beginning on March 18, 2021 under the trading symbol “OXLCL”. As of March 16, 2021, the Registrant had sold and issued $87.0 million in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to the information under the headings “Specific Terms of the Notes and the Offering,” “Description of the Notes,” and “Description of Our Debt Securities” in the Registrant’s prospectus supplement dated March 9, 2021, as filed with the SEC on March 11, 2021 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

4.1	Form of Base Indenture by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 16, 2021 with the Securities and Exchange Commission, and incorporated herein by reference).

4.2	Form of First Supplemental Indenture relating to the 6.75% Notes due 2031, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on March 16, 2021 with the Securities and Exchange Commission, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 6.75% Notes due 2031 (incorporated by reference to Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 16, 2021

OXFORD LANE CAPITAL CORP.

By:	/s/ Saul B. Rosenthal
Name: Saul B. Rosenthal
Title: President